UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2009 (May 12, 2009)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791

(State or other jurisdiction	(Commission file	(I.R.S. Employer
of incorporation)	number)	Identification No.)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On May 12, 2009, Liz Claiborne, Inc., a Delaware corporation (the “Company”), completed a second amendment to its revolving credit facility, which (i) provides that through the end of the second fiscal quarter of 2010, the fixed charge coverage covenant will be in effect only when availability under the credit agreement fails to exceed an agreed upon level; (ii) reduces the minimum required fixed charge coverage ratio (only if in effect) for the period from December 2009 through the end of the second fiscal quarter of 2010; (iii) adds a minimum availability covenant which requires the Company to maintain availability in excess of an agreed upon level (set at a level below the availability level in (i)); (iv) sets a minimum LIBOR interest rate and adjusts certain interest rate spreads based upon availability; (v) requires the application of substantially all cash collected to reduce outstanding borrowings under the agreement on a daily basis; and (vi) extends the inclusion of an intangible asset value of $30 million in the borrowing base through the maturity of the agreement.
A copy of the Amendment is attached as Exhibit 10.1
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On May 13, 2009, the Company issued a press release (the “Press Release”) announcing its results for the three months ended April 4, 2009. Further details are contained in the Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
10.1	SECOND AMENDMENT, dated as of May 12, 2009 (this “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of January 12, 2009.

99.1	Press Release dated May 13, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Date: May 13, 2009	By:	/s/ Andrew Warren
	Name:	Andrew Warren
	Title:	Chief Financial Officer

EXHIBIT LISTING

Exhibit No.	Description
10.1	SECOND AMENDMENT, dated as of May 12, 2009 (this “Second Amendment”), to the Amended and Restated Credit Agreement, dated as of January 12, 2009.

99.1	Press Release dated May 13, 2009.